Exhibit 10.1

THIRD AMENDMENT TO THE TRIUMPH FINANCIAL, INC. 2014 OMNIBUS INCENTIVE PLAN

THIS THRID AMENDMENT (the “Amendment”) to the Triumph Financial, Inc. Omnibus Incentive Plan (the “Plan”), is made effective as of March 15, 2023 (the “Amendment Effective Date”), by Triumph Financial, Inc. (the “Company”), subject to approval by the Company’s stockholders.
W I T N E S S E T H:
WHEREAS, Section 11(c) of the Plan provides that the Compensation Committee of the Company’s board of directors (the “Committee”) may amend the Plan, subject to the approval of the Company’s stockholders if such approval is required by the listing standards of the NASDAQ;
WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to amend the Plan in order to, among other things, increase the total number of shares of common stock, par value $0.01 per share, of the Company (“Shares”) reserved for delivery with respect to awards under the Plan in order to ensure that sufficient shares of Common Stock are available for future awards and to extend the term of the Plan; and
WHEREAS, the Committee now desires to amend the Plan in the manner contemplated hereby, subject to approval by the Company’s stockholders at the Company’s 2023 Annual Meeting of Stockholders.
NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date, subject to approval by the Company’s stockholders, as set forth below:
1.    The first two sentences of Clause (a) of Section 3 of the Plan is hereby deleted in its entirety and replaced with the following:
(a)    Plan Maximums. The maximum number of Shares that may be granted pursuant to Awards under this Plan shall be 2,900,000 Shares. Subject to the provisions of Section 3(c) (relating to adjustments upon changes in capital structure and other corporate transactions), the maximum number of Shares that may be granted pursuant to Stock Options intended to be Incentive Stock Options shall be 2,900,000 Shares.
2.    Each reference to Triumph Bancorp, Inc. is hereby deleted in its entirety and replaced, in each instance, with: “Triumph Financial, Inc.”